UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2007

SL GREEN REALTY CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-13199	13-3956775
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

420 Lexington Avenue
New York, New York	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 594-2700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The adoption of SL Green Realty Corp.’s (the “Company”) Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”) was approved by the affirmative vote of a majority of the common stock of the Company present or represented by proxy and entitled to vote at the Company’s Annual Meeting of Stockholders held on May 24, 2007. A copy of the Plan  is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2007 the Company held its annual meeting of stockholders (the “Meeting”). At the Meeting our stockholders approved a proposal to amend and restate the Company’s Articles of Incorporation (i) to increase the authorized number of shares of common stock from 200 million shares to 260 million shares and (ii) to make various ministerial changes to the Company’s Articles of Incorporation. On May 30, 2007 the Company filed the Articles of Amendment and Restatement with the State of Maryland. A copy of the Articles of Amendment and Restatement is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	SL Green Realty Corp.’s Articles of Amendment and Restatement.
Exhibit 10.1	Amended and Restated 2005 Stock Option and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SL GREEN REALTY CORP.

Date: May 30, 2007	By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer